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                                                                    EXHIBIT 3.10

                                    BY-LAWS

                                      OF

                           ON DEMAND MARKETING, INC.

                                   ARTICLE I
                                   ---------

                            MEETING OF SHAREHOLDERS
                            -----------------------

     SECTION 1.  Annual Meeting.  A meeting of shareholders shall be held
                 --------------
annually for the election of directors and the transaction of such other business as may properly come before the meeting on the third Thursday in May in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at 10:00 a.m. local time where the meeting is to be held.

     SECTION 2.  Special Meetings.  Special meetings of the shareholders for any
                 ----------------
purpose may be called by the Board of Directors or the President, and shall be called by the President at the written request of the holders of record of not less than one-tenth of the voting power of all outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notice of meeting or waiver thereof. At any such special meeting only such business may be transacted as is related to the purposes set forth in the notice of meeting.

     SECTION 3.  Place of Meeting.  Meetings of shareholders shall be held at
                 ----------------
such place, within or without the State of Connecticut or the United States of America, as may be fixed in the call and notice of meeting or waiver thereof.

     SECTION 4.  Notice of Meetings.  Notice of each meeting of shareholders
                 ------------------
shall be given in writing and shall state the place, date and hour of the meeting and, in the case of special
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                                      -2-



meetings, (i) the purpose or purposes for which the meeting is called and (ii) at whose direction the notice is being issued.

     A copy of the notice of any meeting shall be given, personally or by mail, not less than seven nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid.

     SECTION 5.  Waiver of Notice.  Notice of any meeting need not be given to
                 ----------------
any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     SECTION 6.  Closing of Transfer Books or Fixing of Record Date.  For the
                 --------------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividends, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten full days immediately preceding such meeting. In lieu of closing stock transfer books, the Board of Directors may fix in advance a date as the record date of any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten full days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the
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                                      -3-

stock transfer books are not closed and no record date is fixed for a determination of shareholders entitled to notice of or to vote at a meeting of shareholders or a determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. A record date, or date for closing the stock transfer books, is effective as of the close of business on such date unless another hour is designated by the resolution of the Board of Directors.

     SECTION 7.  Voting Lists.  The officer or agent having charge of the stock
                 ------------
transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares by each. Such list or other equivalent record shall, for a period of five days prior to such meeting, be kept on file at the principal office of the Corporation or at the office or place of business of a transfer agent in this state and shall be subject to inspection by any shareholder during usual business hours for any proper purpose. Such list or other equivalent record shall also be produced and kept at the time and place of the meeting and shall be subject for any such proper purpose to such inspection during the whole time of the meeting.

     SECTION 8.  Qualification of Voters.  Except as may otherwise be provided
                 -----------------------
in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.
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     Shares of the Corporation standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws or similar regulations of such corporation may provide, or in the absence of such provision, as the Board of Directors of such corporation may determine.

     Treasury shares shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares of the Corporation.

     SECTION 9.  Quorum.  At any meeting of the shareholders the presence, in
                 ------
person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business except where a greater number is otherwise provided by law. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. A majority of the shareholders present, in person or by proxy, may adjourn the meeting despite the absence of a quorum.

     SECTION 10. Proxies.  Every shareholder entitled to vote at a meeting of
                 -------
shareholders, to waive notice of such meeting or to express consent or dissent without meeting may authorize another person or persons in writing to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy, provided in no event shall a proxy be valid after ten years from its date of execution. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided therein and as permitted by law. The attendance at any meeting by the shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any proxy as not revoked and in full force and effect until it receives a duly executed
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                                      -5-

instrument revoking it or a proxy bearing a later date or, in the event of death or incapacity of the shareholder executing the same, written notice of such death or incapacity.

     SECTION 11. Voting.  Directors shall be elected by a plurality of the
                 ------
votes cast at a meeting of shareholders when a quorum is present by the holders of shares entitled to vote in the election, in person or by proxy. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise require by law, be authorized by a majority of the votes cast in person or by proxy at a meeting when a quorum is present.

     SECTION 12. Action Without a Meeting.  Whenever the shareholders are
                 ------------------------
required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                  ARTICLE II.
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

     SECTION 1.  Power of Board and Qualification of Directors.  The business,
                 ---------------------------------------------
properties and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, each of whom shall be at least eighteen years of age.

     SECTION 2.  Number of Directors.  The number of directors constituting the
                 -------------------
entire Board of Directors shall be such number not less than three nor more than nine as may be fixed from time to time by resolution adopted by the shareholders or by the Board. In the absence of such resolution, the number of directors shall be the number of directors elected at the preceding annual meeting of shareholders. The reduction of the number of directors shall not remove any director in office or shorten his term. When all of the shares are owned by less than three
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shareholders, the number of directors may be less than three but not less than the number of shareholders.

     SECTION 3.  Election and Term of Directors.  At each annual meeting of
                 ------------------------------
shareholders, directors shall be elected to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

     SECTION 4.  Resignations.  Any director of the Corporation may resign at
                 ------------
any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.  Removal of Directors.  Any or all of the directors may be
                 --------------------
removed with or without cause and with or without notice or hearing by vote of the shareholders.

     SECTION 6.  Newly Created Directorships and Vacancies.  Newly created
                 -----------------------------------------
directorships resulting from an increase in the number of directors by resolution adopted by the shareholders or the Board of Directors, shall be filled by vote of the shareholders. Vacancies occurring in the Board of Directors for any other reason whatsoever, including the removal of directors without cause, shall be filled by vote of the shareholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of shareholders, and until his successor has been elected and qualified.

     SECTION 7.  Executive and other Committees of Directors.  The Board of
                 -------------------------------------------
Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors,
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each consisting of two or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

     The designation of such executive committee or other committee shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by these By-Laws, by the resolution appointing the executive committee or by law. Each such other committee shall have and may exercise such powers as may be authorized in the resolution appointing such other committee and permitted by law. Neither the executive committee nor such other committees shall have the authority of the Board of Directors with respect to amending the certificate of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-Laws of the Corporation.

     SECTION 8.  Compensation of Directors.  The Board of Directors shall have
                 -------------------------
authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees of directors.

                                 ARTICLE III.
                                 -----------

                             MEETINGS OF THE BOARD
                             ---------------------

     SECTION 1.  Directors' Meetings.  A regular meeting of the Board of
                 -------------------
Directors shall be held immediately following the annual meeting of the shareholders, and at such other times as the Board of Directors may determine. Regular meetings of the Board of Directors may be held with or without notice at such times and places, within or without the State of Connecticut or the
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United States of America, as may from time to time be fixed by the Board.
Special meetings of the Board of Directors may be held at any time and place, within or without the State of Connecticut or the United States of America, upon the call of the President by oral, telegraphic or written notice, or sent by other public instrumentality, duly given to or sent or mailed to each director by an officer of the Corporation not less than forty-eight (48) hours before such meeting. The notice shall state the place, date and hour of the meeting and indicate at whose direction the notice is being issued. Such notice shall be deemed given, if mailed, three days after being deposited in the United States mail, postage prepaid, or if oral, telegraphic or by other public instrumentality or method of delivery, when received or when deposited with the telegraph company or other public instrumentality, as the case may be. Special meetings shall be called by the President upon the written request of any two directors or of one director if there shall be less than three directors.

     SECTION 2.  Waiver of Notice.  Notice of a special meeting or of a regular
                 ----------------
meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     A notice, or waiver of notice, need not specify the purpose or purposes of any special meeting or regular meeting of the Board of Directors.

     SECTION 3.  Quorum; Action by the Board; Adjournment.  At all meetings of
                 ----------------------------------------
the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board of Directors shall be an even number, one-half of that number shall constitute a quorum, provided that a quorum shall be not less than two (unless there is only one directorship).
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                                      -9-

     The vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is then present, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation, by these By-Laws or by law.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

     SECTION 4.  Action Without a Meeting.  Any action required or permitted to
                 ------------------------
be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of the committee consent in writing to the adoption of a resolution authorizing the action, provided that the number of directors then in office or serving on such committee and taking such action shall constitute a quorum for such action. Such resolution and the written consent thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

     SECTION 5.  Presumption of Assent.  A director of the Corporation who is
                 ---------------------
present at a meeting of the Board of Directors or any committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 6.  Conference Telephone.  Any one or more members of the Board of
                 --------------------
Directors or any committee thereof may participate in a meeting of the Board of Directors or the
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                                      -10-

committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE IV.
                                  -----------

                                   OFFICERS
                                   --------

     SECTION 1.  Officers.  The officers of the Corporation shall be elected or
                 --------
appointed by the Board of Directors and shall be a President, Treasurer and a Secretary. The Board of Directors may also elect or appoint, from time to time, one or more Assistant Treasurers, one or more Vice Presidents, one or more Assistant Secretaries and such other officers with such duties as may be delegated to them, as the Board of Directors may determine. The officers of the Corporation need not be directors, and any one person may hold two or more offices, provided that the offices of President and Secretary shall not be held by the same person.

     SECTION 2.  Term of Office; Removal.  Each officer shall hold office at the
                 -----------------------
pleasure of the Board of Directors for such term as may be prescribed by the Board of Directors and until his successor has been elected or appointed and qualified. Any officer may be removed by the Board of Directors with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Vacancies among the officers by reason of death, resignation, removal or other causes shall be filled by the Board of Directors.

     SECTION 3.  Powers and Duties.  The officers of the Corporation shall each
                 -----------------
have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as are imposed by these By-Laws and from time to time prescribed by the Board of Directors. To the extent not so imposed or prescribed, the officers of the Corporation shall
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                                      -11-

each have such powers and authority and perform such duties in the management of the affairs and property of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices.

     Securities of other corporations held by the Corporation may be voted on behalf of the Corporation by any officer designated by the Board of Directors and, in the absence of any such designation, by the President, any Vice-President, the Secretary or the Treasurer.

     The Board may require any officer to give security for the faithful performance of his duties.

     SECTION 4.  President.  The President shall preside at all meetings of the
                 ---------
Board of Directors and shareholders. He shall be the Chief Executive Officer of the Corporation and shall have general charge and direction of the business of the Corporation subject to the control of the Board of Directors.

     SECTION 5.  Vice-Presidents.  The Vice-President, if any, or, if there
                 ---------------
shall be more than one, the Vice-Presidents in the order of seniority or in any other order determined by the Board of Directors shall, in the event of the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice-President or Vice-Presidents shall assist the President in the performance of his duties.

     SECTION 6.  Treasurer.  The Treasurer, if any, shall keep the fiscal
                 ---------
accounts of the Corporation, including an account of all moneys received or disbursed. At intervals of not more than twelve (12) months, he shall prepare or have prepared for the Corporation a balance sheet showing the financial condition of the Corporation as of a date not more than four (4) months prior thereto, and a profit and loss statement respecting its operation for the twelve
(12) months preceding such date. The balance sheet and the profit and loss statement shall be deposited at the
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                                      -12-

principal office of the Corporation and shall be kept by the Corporation for at least ten (10) years from such date. In addition, within thirty (30) days after the preparation of each such balance sheet and profit and loss statement, the Corporation shall mail a copy thereof to each shareholder of record. He may endorse for and on behalf of the Corporation, checks, notes and other obligations and shall deposit the same and all moneys and valuables in the name of, and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate. The Treasurer shall have custody of and shall have the power to endorse for transfer on behalf of the Corporation, stock, securities or other investment instruments owned by the Corporation.

     SECTION 7.  Assistant Treasurer.  The Assistant Treasurer, if any, shall
                 -------------------
assist the Treasurer in the performance of his duties and shall carry out the duties of the Treasurer whenever the Treasurer is unable to perform such duties.

     SECTION 8.  Secretary.  The Secretary shall keep the minutes of the
                 ---------
meetings of shareholders and the Board of Directors and shall give notice of all such meetings as required in these By-Laws. He shall have custody of the seal of the Corporation and all books, records and papers of the Corporation, except those in the custody of the Treasurer or some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

     SECTION 9.  Assistant Secretary.  The Assistant Secretary, if any, shall
                 -------------------
assist the Secretary in the performance of his duties and shall carry out the duties of the Secretary whenever the Secretary is unable to perform such duties.

     SECTION 10. Compensation.  The compensation of all officers of the
                 ------------
Corporation shall be fixed by the Board of Directors from time to time, or by the President, if the Board of Directors shall delegate the authority to fix compensation of officers to the President. No officer
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                                      -13-

shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE V.
                                  ----------

                                   INDEMNITY
                                   ---------

     SECTION 1.  Indemnification of Shareholders, Officers, Directors and
                 --------------------------------------------------------
Certain Other Parties.  The Corporation shall be bound by and comply with the
---------------------
provisions of Section 33-320a of the Connecticut Stock Corporation Act, pertaining to indemnification of corporate shareholders, officers, directors, employees, agents and eligible outside parties (as defined in said Section).

                                  ARTICLE VI.
                                  -----------

                              SHARE CERTIFICATES
                              ------------------

     SECTION 1.  Form of Share Certificates.  The shares of the stock of the
                 --------------------------
Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby and the number of such shares and the date of issue shall be entered upon the Corporation's books.

     SECTION 2.  Registration of Transfers.  Shares of the stock of the
                 -------------------------
Corporation shall be transferable upon the books of the Corporation, only by the person specified in the certificate representing such shares or by special indorsement to be entitled to such shares, or by the duly authorized attorney or legal representative of such person. A new certificate shall be issued to the purchaser or assignee upon surrender of the original share certificate properly endorsed.
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                                      -14-

     In case of loss or destruction of a share certificate, another may be issued in its place upon proof of loss or destruction and the giving of such security as shall be satisfactory to the Board of Directors.

                                 ARTICLE VII.
                                 ------------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     SECTION 1.  Corporate Seal.  The corporate seal shall have inscribed
                 --------------
thereon the name of the Corporation, the state and year of its incorporation and shall be in such form as the Board of Directors may from time to time determine.

     SECTION 2.  Fiscal Year.  The fiscal year of the Corporation shall be the
                 -----------
twelve months ending December 31 or such other period as may be fixed by resolution of the Board of Directors.

     SECTION 3.  Checks and Notes.  All checks or demands for money and notes or
                 ----------------
other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.

                                 ARTICLE VIII.
                                 -------------

                                  AMENDMENTS
                                  ----------

     SECTION 1.  Power to Amend.  These By-Laws may be altered, amended or
                 --------------
repealed, and new By-Laws may be adopted, by the vote of shareholders holding a majority of the voting power of shares entitled to vote thereon, or by vote of a majority of the entire Board of Directors of the Corporation. Any notice of a meeting of shareholders or of the Board of Directors at which these By-Laws are to be altered, amended, repealed or at which new By-Laws are to be adopted, shall include notice of such proposed action.
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                                      -15-

     The foregoing is a true copy of the By-Laws of On Demand Marketing, Inc., adopted by the incorporator and ratified by the Board of Directors as of the 22 day of October, 1993.



                                        /s/ Alfred J. Favata
                                        ________________________________
                                        Alfred J. Favata
                                        Secretary